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                                  EXHIBIT 23.2
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                           Consent of BDO Seidman LLP.


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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



American Business Financial Services, Inc.
Bala Cynwyd, PA


         We hereby consent to the incorporation in this Registration Statement on Pre-effective Amendment No. One to the Form S-2 of our report dated September 9, 1999, relating to the consolidated financial statements of American Business Financial Services, Inc. and subsidiaries.


         We also consent to the reference to our firm under the caption "Experts" in the Prospectus.

                                                      /s/ BDO Seidman, LLP
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                                                          BDO SEIDMAN, LLP


Philadelphia, Pennsylvania
October 13, 1999